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EXH 10
         EXH 10.1

                            AGREEMENT OF SUB-SUBLEASE

         AGREEMENT OF SUB-SUBLEASE, made as of July 28th, 2000, between 757 THIRD AVENUE LLC, a New York limited liability company, having an address at c/o RFR Realty LLC, 400 Park Avenue, New York, New York 10022 ("757 Third"), and eB2B COMMERCE, INC., a New Jersey corporation, having an address at 29 West 38th Street, New York, New York ("eB2B").

                              W I T N E S S E T H:

         WHEREAS, by Agreement of Lease dated as of April, 1996 (the "Prime Lease") by and between 757 Third, as lessor, and Sequent Computer Systems, Inc. ("Sequent"), as lessee, 757 Third leased to Sequent a portion of the third (3rd) floor (the "Premises") in the building known as 757 Third Avenue, New York, New York (the "Building"), which Premises are more particularly described in the Prime Lease; and

         WHEREAS, Sequent merged into International Business Machines Corporation ("IBM") and as a result thereof IBM is now the Tenant under the Prime Lease; and

         WHEREAS, by an Agreement of Sublease dated as of August 1, 2000 (the "Sublease") by and between IBM, as sublessor, and 757 Third, as sublessee, IBM leased to 757 Third the Premises, in furtherance of 757 Third's exercise of its rights under Article 12C of the Prime Lease; and

                  WHEREAS, 757 Third desires to sub-sublease the Premises to eB2B and eB2B desires to hire the same from 757 Third.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

         1. Defined Terms. All terms not otherwise defined herein shall have the meanings assigned to them in the Prime Lease.

         2. Subleasing of Premises. 757 Third hereby subleases to eB2B and eB2B hereby hires from 757 Third the Premises, upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

         3. Term. The term (the "Term") of this Sub-sublease shall commence as of August 1, 2000 (the "Commencement Date") and shall expire at midnight on April 28, 2007 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

         4. Base Rent.






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                  (a) eB2B shall pay to 757 Third a fixed annual rent (the "Base
Rent") of (i) One Million One Hundred Ninety Seven Thousand Six Hundred Ninety Four and 00/100 ($1,197,694.00) Dollars per annum ($99,807.83 per month) for the period August 1, 2000 through July 31,2004, and (ii) One Million Two Hundred Forty Two Thousand Eight Hundred Ninety and 00/100 ($1,242,890.00) Dollars per annum ($103,574.16 per month) for the period August 1, 2004 through April 28, 2007, in equal monthly installments. The Base Rent as set forth herein includes an Electrical Inclusion Factor of $67,794.00 per annum.

                  (b) The Base Rent shall be due and payable in advance, on the first day of each month during the Term, at the office of 757 Third or such other place as 757 Third may designate, by check drawn on a bank which is a member of the New York City Clearing House Association, having an office in New York City, without any set-off or deduction of any kind whatsoever except that eB2B shall pay the first full monthly installment of Base Rent due under this Sub-sublease on the execution hereof. eB2B hereby agrees to allow 757 Third, at 757 Third's sole election, which may be made in writing at any time, to debit eB2B's bank operating account on a monthly or other basis for any Minimum Rent, additional rent or other charges due to 757 Third. eB2B covenants and agrees to execute and deliver all documents, instruments and agreements necessary or required at any time and from time to time to effectuate such direct debiting of its operating account as hereinabove provided.

         5. Additional Rent. Subject to the modifications hereinafter set forth, eB2B shall also pay all items of additional rents and all contributions and charges which are payable by eB2B under the Prime Lease.

         6. Use. eB2B shall use and occupy the Premises for general and executive offices and for no other purpose.

         7. Subordination to and Incorporation of Sublease and Prime Lease.

                  (a) This Sub-sublease is in all respects subject and subordinate to the terms, covenants, agreements, provisions and conditions of the Prime Lease and the Sublease, except as otherwise expressly provided in this Sub-sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease and the Sublease are incorporated in this Sub-sublease by reference and made a part hereof as if herein set forth at length, and shall, as between 757 Third and eB2B (as if they were the landlord and tenant, respectively, under the Prime Lease), constitute the terms of this Sub-sublease except to the extent that they are inapplicable, inconsistent with or modified by the terms of this Sub-sublease. For purposes hereof, (i) the term "Landlord" in the Prime Lease shall be deemed to mean 757 Third, as sub-sublandlord herein, (ii) the term "Tenant" in the Prime Lease shall be deemed to mean eB2B, as sub-subtenant herein, (iii) the term "Lease" in the Prime Lease shall be deemed to mean this Sub-sublease, so that the obligations created by the Prime Lease and incorporated herein by reference, imposed upon IBM, as tenant under the Prime Lease, are hereby imposed upon eB2B, for the benefit of 757 Third, as landlord under the Prime Lease and as sub-sublandlord under this Sub-sublease. Notwithstanding the foregoing, any other covenants, articles, provisions, terms and conditions contained in the Prime Lease which are clearly only applicable to the parties thereto shall not be applicable to this Sub-sublease or to eB2B.






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                  (b) In the event of cancellation or termination of the Prime
Lease for any reason whatsoever, or of the surrender of the Prime Lease, whether voluntary, involuntary or by operation of law, prior to the expiration date of this Sub-sublease, including extensions and renewals granted thereunder, eB2B agrees to make full and complete attornment to 757 Third, as landlord under the Prime Lease, for the balance of the term of this Sub-sublease, at the option of 757 Third at any time during eB2B's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance satisfactory to 757 Third, which eB2B agrees to execute and deliver at any time within five (5) days after request of 757 Third, its successors and assigns, and eB2B waives the provisions of any law now or hereafter in effect which may give eB2B any right to election to terminate this Sub-sublease or to surrender possession of the Premises in the event, and solely as a result of, any proceeding is brought by 757 Third, as landlord under the Prime Lease, to terminate the Prime Lease.

         8.       Modification of Sublease and Prime Lease.

                  (a) For the purposes hereof, the terms of the Sublease are subject to the following modifications:

                           (i) Paragraphs 2, 3, 5, 6, 7, 8 and 9 of the Sublease
are hereby deleted in their entirety in respect of this Sub-sublease.

                  (b) For the purposes hereof, the terms of the Prime Lease are subject to the following modifications:

                           (i) The following provisions of the Prime Lease shall
not apply to eB2B and are hereby deleted in their entirety in respect of this Sub-sublease: Paragraphs 1B(i), 1B(ii), 1B(iii), 1B(iv), 1B(v), 1C, 7C, 13B, 13C, 13D, 23B, 29J, 40, 41, 42, 43, Exhibit 1B, Exhibit 2, Exhibit 5, Exhibit 6 and Schedule B.

                           (ii) The following provisions of the Prime Lease are,
for purposes of their incorporation by reference in this Sub-sublease, hereby modified as follows:

                                    (1) Paragraph 1A is hereby modified by
deleting the words "and a portion of the basement, as more particularly shown hatched on Exhibit 1B annexed hereto and made a part hereof (the "Storage Space")" from the first sentence thereof.

                                    (2) Paragraph 1B(vii) is hereby modified so
that the "Base Tax Year" shall mean the fiscal year July 1, 2000 through June 30, 2001.

                                    (3) Paragraph 1B(ix) is hereby modified so
that the "Base Labor Year" shall mean the calendar year 2001.

                                    (4) Paragraph 1B(xi) is hereby modified so
that the "Labor Rate Multiple" shall mean one (1).

                                    (5) Paragraph 1B(xiii) is hereby modified so
that the "Security Deposit" shall mean the sum of $1,129,900.00.






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                                    (6) Paragraph 1B(xiv) is hereby modified so
that "Broker" shall mean RFR Realty LLC and Newmark & Company Real Estate, Inc.

                                    (7) Paragraph 3A is hereby modified by (i)
deleting the following sentence therefrom: "Landlord hereby acknowledges and agrees that it has approved Tenant's use of AJ Contracting or Manhattan Business Interiors as the general contractor for the performance of Alterations to the Premises, subject to the other terms of this Lease.", and (ii) deleting the words "facilities for computer demonstrations and training rooms" in the first
(1st) full sentence on page 6.

                                    (8) Paragraph 6 is hereby modified by
deleting the first (1st), second (2nd) and third (3rd) sentences thereof.

                                    (9) Paragraph 9A is modified by deleting the
second sentence and by inserting the following in its place: "Notwithstanding anything contained in the Prime Lease to the contrary, 757 Third shall cause each policy carried by 757 Third insuring the Building against loss, damage, or destruction by fire or other casualty, and eB2B shall cause each insurance policy carried by eB2B and insuring the Premises and eB2B's Alterations, leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against 757 Third or eB2B in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was generally obtainable at commercially standard rates at the time of such loss or damage. However, if such waiver cannot be contained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact, and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 9A shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either 757 Third or eB2B, as set forth above shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

                                    (10) Paragraph 10A is hereby modified by (i)
changing the words "twelve (12) months" to "eighteen (18) months" in the ante-penultimate sentence thereof, and (ii) changing the words "eighteen (18) months" to "twelve (12) months" in the last sentence thereof.

                                    (11) Paragraphs 12J(i) and (ii) are hereby
modified by substituting the words "one hundred percent (100%)" for "fifty percent (50%)" in the first clause of each of said subparagraphs.

                                    (12) Article 12 is hereby modified by adding
the following thereto as subparagraph Q:

                           Q. Successor Corporation. Tenant may,
                  without Landlord's consent but subject to the conditions hereinafter provided, assign this Lease for any of the purposes permitted to Tenant hereunder to a corporation or other business entity (a "successor corporation") into or with which Tenant may be merged or consolidated, or to which substantially all of Tenant's assets may be transferred; provided, that, the successor corporation shall have (1) assumed substantially all of Tenant's obligations and liabilities, including all obligations under this Lease, by operation of law or by appropriate instruments of merger, consolidation or transfer, and (2) a net worth determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to the greater of Tenant's net worth, as so determined, on
                  (x) the date immediately preceding the date of such assignment, and (y) the commencement date. In case of an assignment by merger or consolidation, a true copy of the instrument of merger or consolidation containing the successor corporation's assumption of Tenant's obligations and liabilities and assuming Tenant's obligations and liabilities under this Lease shall be delivered to Landlord within twenty
                  (20) days of the effective date of such merger, consolidation or transfer, together with certified financial statements for the surviving entity.

                                    (13) Paragraph 13A is hereby modified by
deleting the following words from the first (1st) sentence thereof: "except that Landlord shall, at Landlord's sole cost and expense, demolish the Premises slab-to-slab, construct such demising walls to Building specifications as are necessary to physically separate the Premises from the balance of the third
(3rd) floor and deliver the Premises to Tenant with all debris removed in "broom clean" condition on the Commencement Date."

                                    (14) Paragraph 14 is hereby modified by
deleting the following sentence therefrom: "Notwithstanding the foregoing, Landlord shall not change the name or designation by which the Building is commonly known to that of or to include the name of any of the following competitors of Tenant unless any such entity shall occupy at least 40,000 rentable square feet of space in the Building: Hewlett Packard, NCR, Sun Micro Systems or Data General."

                                    (15) Paragraph 17A(i) is hereby modified by
deleting the words "after notice by Landlord to Tenant of such default".

                                    (16) Paragraph 19B is hereby modified by
deleting the first three (3) sentences thereof and substituting the following therefor:

                  If any installment of Rent or any additional rent shall not be paid within five (5) days after such installment of Rent or additional rent shall have first become due, Tenant shall also pay to Landlord (i) an administrative late charge in the amount of $250.00, and (ii) interest thereon from the due date until such installment of Rent or additional rent is fully paid at the rate of one and one-half (1-1/2%) percent per month, or the applicable maximum legal rate of interest, whichever is lower. Such administrative late charge and interest charge shall be due and payable as additional rent with the next monthly installment of Rent. If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then (x) Tenant shall pay to Landlord a service charge on account thereof in the amount of $250.00, which service charge shall be due and payable as additional rent with the next monthly installment of Rent, and (y) all subsequent payments of any amounts due to Landlord pursuant to the terms of this Lease for the next twelve (12) months shall, if Landlord so requests, be made by certified check, official bank or teller's check, or money order.

                                    (17) Paragraph 21A is hereby modified by
substituting the words "two and one-half (2 1/2) times" for the words "two (2) times" in the penultimate sentence thereof.

                                    (18) Paragraph 21B is hereby modified by
deleting the words "for more than thirty (30) days beyond the Expiration Date of this Lease" from the second sentence thereof.

                                    (19) Paragraph 23A is hereby modified by (i)
deleting the words "provided, however, the same shall extend the Term such that the Expiration Date shall occur on the date on which the ten (10) year, ten (10) month anniversary of the date of possession shall occur" from the second sentence thereof, and (ii) deleting the last two (2) sentences thereof.

                                    (20) Paragraph 29C is hereby modified by
deleting the second sentence thereof.

                                    (21) Paragraph 32B is hereby modified by
substituting the amount of "$1,129,900.00 " for the amount "$139,354.34 ".

                                    (22) Article 32 is hereby modified by adding
the following as subparagraph C thereto:

                  C. Reduction of Security Deposit. Provided and upon the condition that this Lease is in full force and effect and that Tenant has been in full compliance with all of the terms and conditions hereof, including (without limitation) the timely payment of Rent and additional rent, Landlord shall return portions of the security deposited or permit the Letter of Credit to be reduced, as the case may be, by (i) the sum of $188,316.67 on the second (2nd) anniversary of the Commencement Date, and (ii) the sum of $188,316.67 on the fourth (4th) anniversary of the Commencement Date.

                                    (23) Paragraph 39F is hereby modified by
deleting the second sentence thereof.

                                    (24) Exhibit 1A is hereby modified by adding
the words "All measurements and conditions are approximate" thereto.

                                    (25) Exhibit 4 is hereby deleted and
replaced with the form of letter of credit annexed hereto as Schedule A.

         9. Broker. eB2B and 757 Third represent and warrant to each other that they have not dealt with any broker in connection with this Sub-sublease other than RFR Realty LLC and Newmark & Company Real Estate, Inc. (the "Brokers"). eB2B shall not be responsible for the payment of any commission which may be due to RFR Realty LLC or to Newmark & Company Real Estate, Inc. in connection with this Sub-sublease pursuant to separate written agreements with the Brokers. Each party shall indemnify the other against, and hold the other harmless from, any claim of, or liability to, any other broker who shall have dealt with the indemnifying party in connection with this transaction and Sub-sublease.

         10. Indemnification of 757 Third. eEB2B agrees to indemnify 757 Third and IBM against and hold 757 Third and IBM harmless from any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by 757 Third and IBM by reason of
(a) any injuries to persons or damages to property occurring in, on or about the Premises, or (b) any work or thing whatsoever done, or any condition created by eB2B in, on or about the Premises or the Building, resulting from any act or omission of eB2B, its agents, contractors, servants, employees, invitees or licensees.

         11. Condition of the Premises.

                  (a) eB2B acknowledges that it has examined and inspected the Premises and the personal property hereinafter described, is fully familiar with the physical condition thereof and agrees to take possession thereof "as is" with the personal property currently situated in the Premises. eB2B has advised 757 Third that it has entered into independent arrangements with IBM with respect to the personal property situated in the Premises. 757 Third has not made and does not make any representations or warranties as to the physical condition, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Sub-sublease. 757 Third shall have no obligation whatsoever to alter, improve, decorate, repair or otherwise prepare the Premises for eB2B's occupancy.

                  (b) eB2B shall have the right to use the Alterations and improvements in the Premises as of the Commencement Date. 757 Third makes no representations as to the condition of any such Alterations and improvements, nor shall 757 Third have any obligations with respect to the maintenance, repair or replacement thereof.

                  (c) Notwithstanding anything to the contrary contained herein or in the Prime Lease, (i) eB2B shall have no obligation to remove any Alterations and improvements which were installed in the Premises prior to the Commencement Date, and (ii) eB2B shall have no liability for the removal or remediation of any Hazardous Substances within the Premises unless the same were brought into the Premises by eB2B, its employees, contractors, agents and invitees. 757 Third shall be responsible to cause Hazardous Substances that are present in the Premises prior to the date hereof to be remediated if the same are required to be remediated under applicable law.

         12. Prime Lease and Sublease.

                  (a) 757 Third represents to eB2B that the Prime Lease and the Sublease are each in full force and effect.

                  (b) In the event that the Prime Lease is terminated, 757 Third and eB2B shall enter into a new lease upon the same terms and conditions as are contained in this Sub-sublease.

         13. Right of Notice. If at any time during the Term, space on the third
(3rd) floor of the Building which is contiguous to the Premises shall become available for lease, 757 Third agrees that it shall give eB2B notice thereof (the "Availability Notice") and the opportunity to negotiate with 757 Third for the leasing thereof upon terms acceptable to 757 Third in its sole discretion (including, without limitation, requiring the extension of the Term of this Sub-sublease and/or the execution of a new lease upon 757 Third's then standard form of lease for the Building). The giving of an Availability Notice shall in no way obligate 757 Third to enter into a lease of any such space with eB2B, it being expressly acknowledged and understood that 757 Third's obligations under this paragraph are limited to the giving of an Availability Notice and providing eB2B the opportunity to negotiate for such additional space.

         14. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth above, or at such other address which either party may hereafter designate for such purpose by a written notice given as herein provided. A copy of any notice to 757 Third shall also be sent to Esanu Katsky Korins & Siger LLP, 605 Third Avenue, New York, New York 10158, Attn: Randolph Amengual, Esq. A copy of any notice to eB2B shall also be sent to Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, Attn: Alan Altman, Esq.

         15. Insurance. eB2B shall furnish to 757 Third the insurance required by the Prime Lease, which insurance shall also name IBM, the managing agent of the Building, currently RFR Realty LLC and any mortgagee of the Building as parties insured thereunder, as their interests may appear.

                  16. Miscellaneous.

                  (a) This Sub-sublease may not be extended, renewed, terminated or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

                  (b) It is understood an agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sub-sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sub-sublease.

                  (c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sub-sublease.

                  (d) eB2B and 757 Third each represent to the other that the individual executing this Sub-sublease on its behalf is authorized to do so and all necessary corporate actions have been taken in connection herewith.

                  (e) 757 Third represents that neither 757 Third nor the Building are currently receiving any abatement in real estate taxes payable in respect of the Building.

                  IN WITNESS WHEREOF, this Sub-sublease has been duly executed as of the day and year first above written.

                      757 THIRD AVENUE LLC

                      By: 757 Third Avenue Partners, LLC, its Managing Member

                      By: 757 Third Managers, LLC, its Managing Member


                           By: ________________________________
                               Name:
                               Title:


                           eB2B COMMERCE, INC.


                           By: _______________________________
                               Name:
                               Title: